Exhibit 99.1

Commonwealth Biotechnologies, Inc. Announces

Exit from Chapter 11 Bankruptcy

RICHMOND, VA (April 17, 2013), Commonwealth Biotechnologies, Inc. (OTC Pink:CBTE) (“CBI”) announced today that its Plan of Reorganization from Chapter 11 bankruptcy proceedings has become effective today.

Pursuant to such plan, CBI is currently in the process of finalizing definitive documentation with HedgePath, LLC (“HedgePath”), a drug development company focused on cancer therapies, pursuant to which HedgePath will contribute the intellectual property assets relating to its business to CBI in exchange for a new class of preferred stock representing 90% of the outstanding voting stock of CBI on a fully-diluted basis. When the transaction is consummated, CBI’s current shareholders will retain a 10% equity interest in the new entity and will retain one seat on the Board of Directors of CBI, which is expected to be renamed HedgePath Pharmaceuticals, Inc.

“CBI is extremely pleased to announce its exit from Chapter 11 bankruptcy. This process has been a long and sometimes difficult one but, in the end, we are very pleased that all legitimate creditors have been 100% satisfied and, as importantly, that equity holders have retained significant value in the exciting new opportunity afforded by our transaction with HedgePath.” said Richard J. Freer, CEO of CBI. “It is important to note that it is not at all typical that equity holders survive a bankruptcy proceeding. More often, equity, being the last constituency of interest, is wiped out. However, with the support of a highly skilled legal team and the hard work of the Executive Committee of the Board, we were able to preserve significant assets and find a great new partner to breathe life back into the company”, he added.

About CBI

On January 20, 2011, CBI filed for Chapter 11 bankruptcy protection. Subsequently, CBI divested its Australian operating entity, Mimotopes, Pty, Ltd and sold its real property holdings in Chesterfield County, Virginia. On March 29, 2013, the US Bankruptcy Court, Eastern District of Virginia, Richmond Division, entered an order confirming the company’s Plan of Reorganization. The Plan, which was effective April 15, 2013, included the contribution of certain assets of HedgePath, LLC to CBI with CBI equity holders retaining a 10% equity interest in the new entity.

About HedgePath, LLC

HedgePath, LLC, is a drug development company which is developing anti-cancer applications for the FDA approved antifungal pharmaceutical itraconazole.

Cautionary Note Regarding Forward Looking Statements

This press release and any statements of representatives and partners of Commonwealth Biotechnologies, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission and those that relate to the Company’s ability to leverage the expertise of employees and partners to assist the Company in the execution of its strategy. Actual results (including, without limitation, the timing for and results of the Company’s transaction with HedgePath and the implementation of HedgePath’s business within the Company) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact: Commonwealth Biotechnologies, Inc., Richard J. Freer, Ph.D., CEO, 804 464 1601